As filed with the Securities and Exchange Commission on December 7, 2007

Registration No. 333-146966

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

BIOMIRA INC.

(Exact name of Registrant as specified in its charter)

CANADA	Edmonton Research Park 2011-94 Street, Edmonton, Alberta Canada T6N1H1	NOT APPLICABLE
(State or other jurisdiction of incorporation or organization)	(Address of principal executive offices)	(I.R.S. Employer Identification No.)

AMENDED AND RESTATED SHARE OPTION PLAN
(Full title of the plan)

PHS Corporate Services, Inc. Hercules Plaza, Suite 5100 1313 Market Street P.O. Box 1709 Wilmington, DE 19899-1709
(Name and address of agent for service)

(302) 777-6500
(Telephone number, including area code, of agent for service)

Copy to:

Patrick J. Schultheis Robert Kornegay Wilson Sonsini Goodrich & Rosati Professional Corporation 701 Fifth Avenue, Suite 5100 Seattle, Washington 98104 (206) 883-2500

EXPLANATORY NOTE

This post-effective amendment is being filed solely to correct the “Proposed Maximum Offering Price Per Share” from $14.95 to $1.86711, so that the Calculation of Registration Fee would read as follows:

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Shares	11,691,533 shares	$1.86711	$21,829,378	$670.16

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement covers, in addition to the number of common shares shown above, any additional common shares to be offered or sold pursuant to the Amended and Restated Share Option Plan.

(2)

This calculation is made solely for the purpose of determining the registration fee pursuant to the provisions of Rule 457(c) and (h) under the Securities Act as follows: (i) in the case of common shares which may be purchased upon exercise of outstanding options, the fee is calculated on the basis of the weighted average exercise price at which the options may be exercised; and (ii) in the case of common shares for which options have not yet been granted and/or stock awards have not yet been issued and the price of which is therefore unknown, the fee is calculated on the basis of the average of the high and low prices per Common Share on the NASDAQ Global Market as of October 23, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment no. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Edmonton, Alberta, on December 7, 2007.

BIOMIRA INC.

By:	/s/ Edward A. Taylor
Edward A. Taylor
Chief Financial Officer and Vice President of
Finance

Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment no. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President, Chief Executive Officer and	December 7, 2007
Robert L. Kirkman	Director (Principal Executive Officer)

Chief Financial Officer and Vice
/s/ Edward A. Taylor	President of Finance (Principal	December 7, 2007
Edward A. Taylor	Accounting and Financial Officer)

*	Chairman and Director	December 7, 2007
Christopher S. Henney

*	Director	December 7, 2007
Michael C. Welsh

*	Director	December 7, 2007
Richard L. Jackson

*	Director	December 7, 2007
S. Robert Blair

*	Director	December 7, 2007
W. Vickery Stoughton

* Executed on December 7, 2007 by Edward A. Taylor as attorney-in-fact under power of attorney granted by the registration statement on Form S-8 filed by Biomira Inc. on October 26, 2007.

/s/ Edward A. Taylor
Edward A. Taylor
Attorney-in-fact